Exhibit 99.1

Contact: Charles Lambert Managing Director – Capital Markets Medical Properties Trust, Inc. (205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

39% INCREASE IN NORMALIZED FFO PER SHARE IN FIRST QUARTER 2013

Net Income Increases 148% Over 2012’s First Quarter

Birmingham, AL – April 26, 2013 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2013.

FIRST QUARTER AND RECENT HIGHLIGHTS

•	Achieved first quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.25, up 39% compared with $0.18 per diluted share reported in the first quarter of 2012;

•	Issued 12,650,000 shares of stock for $14.25 per share reflecting an increase of 46% in value over the prior share offering in February 2012;

•	Further strengthened balance sheet with nearly $500 million in liquidity for near-term acquisitions;

•	Paid 2013 first quarter cash dividend of $0.20 per share, resulting in a dividend payout ratio of a very well-covered 80% of Normalized FFO; and

•	Subsequent to the first quarter, sold two long-term acute care hospitals, for an expected gain of approximately $2.1 million.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2012 periods.

“Medical Properties Trust remains the only healthcare REIT focused exclusively on funding hospitals and other related facilities, and our first quarter results demonstrate the power of this strategy,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “Over the past 10 years, we have invested approximately $3.0 billion in 101 transactions with an average first year cap rate of approximately 10%. Recently, we have delivered four consecutive quarters of year-over-year normalized FFO per share growth as well as a strong, stable and well-covered dividend. During the first quarter we raised $173 million through an offering of 12.65 million common shares, which, when combined with our revolving credit facility, provides us with nearly $500 million in immediately available resources to continue to acquire hospital real estate with double digit long-term returns. We are delighted with our results and look forward to continued success.”

OPERATING RESULTS

First quarter 2013 total revenues increased 42% to $58.4 million compared with $41.3 million for the first quarter of 2012. Normalized FFO for the quarter increased 55% to $34.8 million compared with $22.5 million in the first quarter of 2012. Per share Normalized FFO increased 39% to $0.25 per diluted share in the 2013 first quarter, compared with $0.18 per diluted share in the first quarter of 2012.

Net income for the first quarter of 2013 was $26.2 million (or $0.18 per diluted share) compared with net income of $10.6 million (or $0.08 per diluted share) in the first quarter of 2012.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

Since January 1, 2013, the Company has agreed to fund the construction of a rehabilitation hospital in Post Falls, ID for $14.4 million. In addition, in April 2013 the Company sold two long-term acute care hospitals in Arizona and Texas where leases had expired to their operators for total proceeds of $18.5 million. The Company expects to realize a gain on these two sales of approximately $2.1 million in the second quarter of 2013 and estimates that its investment in these two properties generated an unlevered internal rate of return of 10.3%. There are no other lease expirations in 2013.

At March 31, 2013, the Company had total real estate and related investments of approximately $2.1 billion comprised of 83 healthcare properties in 25 states leased or loaned to 24 hospital operating companies. The Company continues to believe that acquisition volume and timing, along with current capital market conditions, will generate Normalized FFO per share in 2013 of $1.10.

Guidance estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Friday, April 26, 2013 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2013. The dial-in telephone numbers for the conference call 866-515-2910 (U.S.) and 617-399-5124 (International); using passcode 53605329. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion of the call through May 10, 2013. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 36151225.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,280,194,338	$1,242,375,982
Construction in progress and other	13,719,055	38,338,985
Net investment in direct financing leases	315,638,905	314,411,549
Mortgage loans	368,650,000	368,650,000

Gross investment in real estate assets	1,978,202,298	1,963,776,516
Accumulated depreciation and amortization	(135,380,788)	(126,733,639)

Net investment in real estate assets	1,842,821,510	1,837,042,877

Cash and cash equivalents	75,675,211	37,311,207
Interest and rent receivable	49,838,480	47,586,709
Straight-line rent receivable	38,560,795	35,859,703
Other assets	220,299,834	221,085,156

Total Assets	$2,227,195,830	$2,178,885,652

Liabilities and Equity
Liabilities
Debt, net	$900,133,586	$1,025,159,854
Accounts payable and accrued expenses	65,620,577	65,960,792
Deferred revenue	19,384,238	20,609,467
Lease deposits and other obligations to tenants	20,487,269	17,341,694

Total liabilities	1,005,625,670	1,129,071,807

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 149,141,049 shares at March 31, 2013 and 136,335,427 shares at December 31, 2012	149,141	136,336
Additional paid in capital	1,470,736,814	1,295,916,192
Distributions in excess of net income	(237,398,195)	(233,494,130)
Accumulated other comprehensive income (loss)	(11,655,257)	(12,482,210)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,221,570,160	1,049,813,845

Total Liabilities and Equity	$2,227,195,830	$2,178,885,652

(A)	Financials have been derived from the prior year audited financials.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
		(A)
Revenues
Rent billed	$32,306,305	$30,151,892
Straight-line rent	2,660,994	1,359,093
Income from direct financing leases	8,756,471	1,835,161
Interest and fee income	14,716,820	7,921,420

Total revenues	58,440,590	41,267,566
Expenses
Real estate depreciation and amortization	8,647,150	8,293,131
Property-related	415,339	227,270
Acquisition expenses	190,549	3,425,012
General and administrative	7,818,196	7,591,555

Total operating expenses	17,071,234	19,536,968

Operating income	41,369,356	21,730,598

Interest and other income (expense)	(15,157,366)	(12,811,119)

Income from continuing operations	26,211,990	8,919,479
Income (loss) from discontinued operations	(1,865)	1,686,749

Net income	26,210,125	10,606,228
Net income attributable to non-controlling interests	(53,633)	(42,358)

Net income attributable to MPT common stockholders	$26,156,492	$10,563,870

Earnings per common share - basic :
Income from continuing operations	$0.19	$0.07
Income from discontinued operations	—	0.01

Net income attributable to MPT common stockholders	$0.19	$0.08

Earnings per common share - diluted:
Income from continuing operations	$0.18	$0.07
Income from discontinued operations	—	0.01

Net income attributable to MPT common stockholders	$0.18	$0.08

Dividends declared per common share	$0.20	$0.20

Weighted average shares outstanding - basic	140,346,579	124,906,358
Weighted average shares outstanding - diluted	141,526,311	124,906,358

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
		(A)
FFO information:
Net income attributable to MPT common stockholders	$26,156,492	$10,563,870
Participating securities’ share in earnings	(193,062)	(251,867)

Net income, less participating securities’ share in earnings	$25,963,430	$10,312,003

Depreciation and amortization:
Continuing operations	8,647,150	8,293,131
Discontinued operations	—	453,342

Funds from operations	$34,610,580	$19,058,476

Acquisition costs	190,549	3,425,012

Normalized funds from operations	$34,801,129	$22,483,488

Share-based compensation	1,918,855	1,858,456
Debt costs amortization	896,732	855,382
Additional rent received in advance (B)	(300,000)	(300,000)
Straight-line rent revenue and other	(3,892,628)	(1,733,696)

Adjusted funds from operations	$33,424,088	$23,163,630

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.18	$0.08
Depreciation and amortization:
Continuing operations	0.06	0.07
Discontinued operations	—	—

Funds from operations	$0.24	$0.15

Acquisition costs	0.01	0.03

Normalized funds from operations	$0.25	$0.18

Share-based compensation	0.01	0.01
Debt costs amortization	0.01	0.01
Additional rent received in advance (B)	—	—
Straight-line rent revenue and other	(0.03)	(0.01)

Adjusted funds from operations	$0.24	$0.19

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO,which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.